UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2014

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ServiceSource International, Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

634 Second Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 901-6030
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Agreement

On November 13, 2014 ServiceSource International, Inc. (the "Company") entered into a letter agreement (the "Agreement") with Altai Capital Management, L.P. and its affiliate signatory thereto (collectively with any other affiliates "Altai Capital"). Pursuant to the Agreement, among other things:

  The Board of Directors of the Company (the "Board") has increased the board size from eight to nine directors and Rishi Bajaj, a managing principal and portfolio manager at Altai Capital, has been appointed to serve as a Class III director to serve until the Company's 2017 Annual Meeting.

  If Mr. Bajaj is unable to serve on the Board or resigns from the Board and for so long as Altai Capital owns at least 10% of the Company's outstanding voting securities, Altai Capital is entitled to designate Mr. Bajaj's replacement to the Board, subject to approval by the Company's Nominating and Corporate Governance Committee and the Board. In addition, Mr. Bajaj has executed, and any Altai Capital designee will be required to execute, a resignation letter which, if accepted by the Board, will become effective in the event that Altai Capital ceases to own at least 10% of the Company's outstanding voting securities.

  At the 2015 Annual Meeting, Altai Capital will vote all of its shares of common stock of the Company in favor of each of the Company's nominees for director.

  Altai Capital agreed to customary standstill restrictions during the period beginning on the date of the Agreement and ending on the date that is the later of (i) the conclusion of the 2015 Annual Meeting (or, if the 2015 Annual Meeting has not taken place by the thirteen-month anniversary of the 2014 annual meeting of stockholders, then the date of such thirteen-month anniversary) and (ii) the date that the Mr. Bajaj (or his replacement, as may be designated by Altai Capital) is no longer serving as a director of the Company (such period, the "Standstill Period"). The standstill restrictions provide that Altai Capital will not engage in, among other things, any of the following activities during the Standstill Period:

    Engage in any solicitation of proxies or consents with respect to voting securities or become a participant in any such solicitation of proxies or consents;

    Initiate, propose or otherwise solicit stockholders of the Company for the approval of any stockholder proposal, or call or seek to call any meeting or referendum of stockholders, seek representation on the Board, seek the removal of any member of the Board, or make a request for any stockholder list or other similar Company records;

    Form or join any group with respect to the securities of the Company or deposit any voting securities of the Company in a voting trust or subject any voting securities beneficially owned by Altai Capital to any voting agreement;

    Acquire beneficial ownership of voting securities of the Company that would equal or exceed 20% of the then total outstanding voting securities of the Company;

    Effect or seek to effect, alone or in concert with others, any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company, its securities or assets;

    Make any public proposal or public disclosure with respect to any extraordinary corporate transaction, any material change in the capitalization or dividend policy of the Company, or any other material change in the Company's management, business or corporate structure;

    Request any amendment or waiver of any of the foregoing, if such request would reasonably be expected to require Altai Capital or the Company to make a public disclosure of such request; or

    Make any proposal to the Company or the Board with respect to any of the foregoing that would reasonably be expected to require the Company to make a public disclosure of such proposal.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Registration Rights Agreement

In connection with the Agreement, the Company and Altai Capital entered into a Registration Rights Agreement. Altai Capital is entitled to demand registration rights. If Altai Capital requests in writing that the Company effect a registration that has an anticipated aggregate offering price to the public of at least $15 million, then the Company will be required to register all registrable securities that Altai Capital requests to be registered, subject to certain conditions and limitations. The Company is required to effect only one registration if on a long-form registration statement and up to four registrations if on a short-form registration statement. Depending on certain conditions, however, the Company may defer any such registration for a specified number of days.

Altai Capital is entitled to piggyback registration rights. If the Company registers any of its securities either for its own account or for the account of other security holders, Altai Capital is entitled to include all or part of its shares in the registration, subject to certain conditions and limitations.

Generally, all of the Company's fees, costs and expenses of registrations will be borne by the Company. However, certain costs of any shelf registration statements, in addition to underwriting discounts and commissions, will be borne by Altai Capital. The parties shall provide customary indemnification of each other in connection with any registered offering pursuant to the terms of the Registration Rights Agreement.

The foregoing description of the terms and conditions of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Election

Effective November 13, 2014, the Board elected Rishi Bajaj to be a member of the Board as a Class III director, to stand for reelection at the annual meeting of the Company to be held in 2017.

Mr. Bajaj was elected to the Board in connection with the Company's entering into the Agreement described under Item 1.01(a) above. Mr. Bajaj does not have any family relationship with any of the Company's directors or executive officers. Other than as described on this report, Mr. Bajaj and his affiliates do not have any relationships or transactions with the Company.

Mr. Bajaj will receive no compensation for his service on the Board, but will be entitled to customary reimbursement for out-of-pocket expenses incurred attending meetings of the Board. The Company and Mr. Bajaj will enter into the Company's standard form of director indemnification agreement.

On November 14, 2014, the Company issued a press release announcing the appointment of Mr. Bajaj to the Board. A copy of the press release is attached as Exhibit 99.1 hereto. The press release shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

10.1	Agreement by and among the Company and Altai Capital, dated November 13, 2014.
10.2	Registration Rights Agreement by and among the Company and Altai Capital, dated November 13, 2014.
99.1	Press Release of ServiceSource International, Inc., dated November 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2014

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Simon Biddiscombe
Name:	Simon Biddiscombe
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement by and among the Company and Altai Capital, dated November 13, 2014.
10.2	Registration Rights Agreement by and among the Company and Altai Capital, dated November 13, 2014.
99.1	Press Release of ServiceSource International, Inc., dated November 14, 2014.